Exhibit 10.8.1

                                SECOND AMENDMENT
                                       TO
                  FORMICA CORPORATION EMPLOYEE RETIREMENT PLAN


     WHEREAS, Formica Corporation (the "Sponsor") adopted the Formica Corporation Employee Retirement Plan (the "Plan"), most recently amended and restated effective January 1, 1996; and

     WHEREAS, the Sponsor desires to amend the Plan:

     NOW, THEREFORE, the Sponsor amends the Plan as follows:

     1. Section 1.24 of the Plan is amended and restated to read as follows, effective July 1, 2000:

     "Eligible Employee" shall mean an Employee who is employed by an Employer and who works in the United States of America but does not include a person whose terms and conditions of employment are the subject of a collective bargaining agreement between an Employer and a collective bargaining agent unless and until participation in the Plan shall have been negotiated for and agreed to in writing by the representatives of such Employer and the collective bargaining agent.

     The term "Eligible Employee" shall not include the following: (1) a Leased Employee; (2) an Employee who is newly employed by the Employer on or after April 21, 1992 at the Employer's Evendale, Ohio plant and whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a collective bargaining agent; (3) an Employee who is accruing benefits under any other pension plans sponsored by an Affiliated Employer, including any such plans sponsored in the United States or in any other country; (4) an Employee who is newly employed by the Employer on or after September 16, 1997 at the Employer's Sierra, California plant and whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a collective bargaining agent; (5) an Employee who is employed at the Employer's Algona, Washington facility; or (6) an Employee who is newly employed by the Employer on or after July 1, 2000 and who works in the United States of America.


     IN WITNESS WHEREOF, the Sponsor has executed this instrument this 2nd day of June, 2000.

                                               FORMICA CORPORATION


                                               By: /s/ David Schneider
                                                  -----------------------------
                                                  Title: Vice President